Exhibit 10.2

SEPARATION AGREEMENT AND GENERAL RELEASE

This Separation Agreement and General Release (this “Agreement”) is entered into by and between Fred’s, Inc. (the “Company”) and Mary Louise Gardner (“Executive,” and, together with the Company, the “Parties”).

1.            The Parties acknowledge and agree that Executive’s last day of employment with the Company will be May 27, 2018 (the “Separation Date”). Effective as of the Separation Date, Executive shall not be, or hold herself out as, an Executive, agent, or representative of the Company or any of its affiliates.

2.            Consistent with Paragraph 4(b) of Executive’s Employment Agreement, dated April 10, 2017 (the “Employment Agreement”), the period between April 27, 2018 and May 27, 2018 shall be the “Notice Period.” During the Notice Period, Executive will not report to the office or be authorized to take (and will not take) any actions on behalf of the Company or any Company affiliate. Executive will continue to receive her base salary, at the annual rate of $331,500 per annum (less applicable deductions and withholdings) through the Notice Period, and COBRA eligible benefits through May 31, 2018.

3.            Consistent with Paragraph 4(e)(i) of the Employment Agreement, the Company shall pay Executive any vested or accrued and unpaid payments, rights or benefits Executive may otherwise be entitled to receive pursuant to the terms of any accrued but unused vacation or other employee benefit or compensation plan maintained by Company at the time or times provided therein. The Company confirms that as of the date of this Agreement, Executive is entitled to payment for zero (0) days of accrued but unused vacation.

4.            Consistent with Paragraph 4(e)(ii) of the Employment Agreement, in consideration of Executive executing and complying with this Agreement and the Surviving Provisions in full settlement of any compensation or benefits to which Executive otherwise could claim to be entitled, and in exchange for the mutual promises, covenants, releases, and waivers set forth in this Agreement, the Company will provide Executive with the following severance benefits:

(a)	On the Separation Date, Executive’s rights under any compensation or benefits program shall become vested and any restrictions on stock options or contractual rights granted to Executive shall be removed. For the avoidance of doubt, the foregoing includes, without limitation (i) 7,210 shares of no par value common stock of the Company, issued to Executive pursuant to the Restricted Stock Award Agreement, entered into by and between the Company and Executive, dated February 22, 2016; (ii) 4,430 shares of no par value common stock of the Company, issued to Executive pursuant to the Restricted Stock Award Agreement, entered into by and between the Company and Executive, dated August 15, 2016; (iii) 1,813 shares of no par value common stock of the Company, issued to Executive pursuant to the Restricted Stock Award Agreement, entered into by and between the Company and Executive, dated April 5, 2017; (iv) the option to purchase 23,150 shares of Company Class A common stock, at option price of $14.29, pursuant to the Incentive Stock Option Agreement, entered into by and between the Company and Executive, dated August 15, 2016; (v) the option to purchase 50,633 shares of Company Class A common stock, at option price of $13.87, pursuant to the Incentive Stock Option Agreement, entered into by and between the Company and Executive, dated February 22, 2016; and (vi) the option to purchase 6,302 shares of Company Class A common stock, at option price of $12.55, pursuant to the Incentive Stock Option Agreement, entered into by and between the Company and Executive, dated April 5, 2017.

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(b)	When the Executive’s coverage (if any) under the Company’s medical plan(s) ceases, pursuant to governing law and independent of this Agreement, Executive will be entitled to elect benefit continuation coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), for Executive and any eligible dependents if Executive timely applies for such coverage. If Executive elects COBRA, Company shall reimburse Executive for Executive’s COBRA premiums (including with respect to any health, dental and vision plans that Executive participates in) for a maximum of eighteen (18) months, which shall by payable in monthly installments to Executive in accordance with reimbursement claims submitted to the Company by Executive; provided, however, that the Company’s reimbursement of continuation coverage will cease at any time Executive becomes eligible for group medical coverage from another employer. Information regarding Executive’s rights under COBRA will be provided to Executive in a separate mailing. Executive acknowledges and agrees that Executive is solely responsible for all federal, state, and/or tax liability, if any, arising from any such COBRA reimbursement described in this Paragraph 4 and that neither the Company nor any of its representatives have provided advice regarding the tax consequences of any consideration set forth in this Paragraph 4.

(c)	Following the expiration of the eighteen (18) month COBRA reimbursement period, Executive shall receive monthly payments in the amount of $1,842.83 for an additional six (6) months; provided, however, that these payments will cease at any time Executive becomes eligible for group medical coverage from another employer.

(d)	The Company agrees within ten (10) business days following the Effective Date (defined below), it shall make a one-time lump sum payment to Executive in the amount of $6,000, which amount represents payments due and owing by the Company to Executive pursuant to Paragraph 3(g) of the Employment Agreement. Executive acknowledges and agrees that payment of the foregoing amount shall satisfy the Company’s obligations under Paragraph 3(g) of the Employment Agreement.

(e)	The Company agrees that pursuant to Paragraph 3(f) of the Employment Agreement, it shall reimburse Executive for any and all reasonable business expenses incurred by Executive in connection with the performance of Executive’s duties as an employee of the Company. Executive shall provide the Company with receipts and/or other documentation of any such expenses by no later than ten (10) business days following the Separation Date.

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(f)	The Company agrees that it shall reimburse Executive up to $2,500 of attorney’s fees incurred in connection with the review of this Agreement, upon submission by Executive to the Company of records sufficient to demonstrate fees actually incurred by Executive.

5.            Consistent with Paragraph 4(e)(ii) and 4(e)(iii) of the Employment Agreement, in exchange for Executive timely executing and complying with both this Agreement and the release attached hereto as Exhibit A (the “Post-Employment Release”), and for not timely revoking the Post-Employment Release in accordance with its terms: severance in the amount equal to $663,000 less applicable deductions and withholdings, to be paid in substantially equal installments at Executive’s regular pay intervals in effect prior to the Separation Date, over a period of twenty-four (24) months beginning on the first regular Company payroll payment date that occurs after the lapse of any right of Executive to revoke the Post-Employment Release.

6.            Executive acknowledges and agrees that the consideration provided in Paragraphs 2 through 5, above: (a) is in full discharge of any and all obligations owed to Executive, monetarily or otherwise, with respect to Executive’s employment, including but not limited to any obligations set forth in the Employment Agreement; and (b) exceeds any payment, benefit, or other thing of value to which Executive might otherwise be entitled in the absence of this Agreement. Executive specifically acknowledges and agrees that Executive is not entitled to any other salary, wages, commissions, overtime, premiums, paid time off, vacation, sick pay, holiday pay, personal day pay, royalties, equity, phantom equity, carried interest, bonuses, deferred compensation, or other forms of compensation, benefits, fringe benefits, perquisites, interests, or payments of any kind or nature whatsoever (collectively, “Compensation”), except as explicitly provided in this Agreement. Further, Executive acknowledges and agrees that the terms of this Agreement and the Surviving Provisions remain in full force and effect and will continue to bind Executive following the Separation Date. Executive further acknowledges that by Executive executing this Agreement, Executive and the other Releasors are waiving and releasing any and all legal rights and claims they may have under the ADEA and all other federal, state and local laws regarding age discrimination, whether those claims are currently known to Executive or hereafter discovered. However, nothing in the foregoing is intended to limit or restrict Executive’s right to challenge the validity of this Agreement as to claims and rights asserted under the ADEA or Executive’s right to enforce the Agreement. Executive further agrees that in the event she or any of the other Releasors brings any ADEA Claims against any of the Releasees, or in the event they seek to recover monetary or other compensation against any of the Releasees through any ADEA Claim brought by a governmental agency on their behalves, this Agreement shall serve as a complete defense to such Claims.

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7.            Consistent with Paragraph 4(e)(iii) of the Employment Agreement, in exchange for the consideration provided to Executive in Paragraph 4, Executive, on behalf of Executive and all of Executive’s heirs, executors, administrators, successors, and assigns (collectively, “Releasors”), hereby releases and forever waives and discharges any and all claims, liabilities, causes of action, demands, charges, complaints, suits, rights, costs, debts, expenses, promises, agreements, or damages of any kind or nature (collectively, “Claims”) that Executive or any of the other Releasors ever had, now have, or might have against the Company and its current, former, or future affiliates, or any of their respective current, former, or future subsidiaries, parents, related companies, controlling shareholders, or divisions, as well as (collectively with the Company, the “Company Entities”), or any of the Company Entities’ and Alden Global Capital LLC’s respective directors, members, managers, employees, trustees, officers, general partners, limited partners, Executives, consultants, contractors, advisors, agents, benefit plans, attorneys, successors, assigns, or investment funds (or the other investment vehicles any of the foregoing manage and/or for which they perform services) (collectively with the Company Entities, the “Releasees,” and each a “Releasee”), arising at any time prior to the date Executive executes this Agreement, whether such Claims are known to Executive or unknown to Executive, whether such Claims are accrued or contingent, including, but not limited to, any and all (a) Claims arising out of, or that might be considered to arise out of or to be connected in any way with, Executive’s employment or other relationship with any of the Releasees, or the termination of such employment or other relationship; (b) Claims under any contract, agreement, or understanding that Executive may have with any of the Releasees, whether written or oral, express or implied, at any time prior to the Effective Date (as defined below); (c) Claims arising under any federal, state, foreign, or local law, rule, constitution, ordinance, or public policy, including, without limitation, (i) Claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1866, 42 U.S.C. § 1981, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Age Discrimination in Employment Act, the Family and Medical Leave Act, the Executive Retirement Income Security Act of 1974, the Vietnam Era Veterans Readjustment Act of 1974, the Immigration Reform and Control Act of 1986, the Equal Pay Act, the Labor Management Relations Act, the National Labor Relations Act, the Occupational Safety and Health Act, the Genetic Information Nondiscrimination Act of 2008, the Rehabilitation Act of 1973, the Uniformed Services Employment and Reemployment Rights Act, the Worker Adjustment and Retraining Notification Act, the Sarbanes-Oxley Act of 2002, the Dodd-Frank Act, the Internal Revenue Code of 1986, the Tennessee Human Rights Act, and/or the Tennessee Disability Act as all such laws have been amended from time to time, or any other federal, state, foreign, or local labor law, wage and hour law, worker safety law, Executive relations or fair employment practices law, or public policy, (ii) Claims arising in tort, including, but not limited to, Claims for misrepresentation, defamation, libel, slander, invasion of privacy, conversion, replevin, false light, tortious interference with contract or economic advantage, negligence, fraud, fraudulent inducement, quantum meruit, promissory estoppel, prima facie tort, restitution, or the like, and (iii) Claims for Compensation, other monetary or equitable relief, attorneys’ or experts’ fees or costs, forum fees or costs, or any tangible or intangible property of Executive’s that remains with any of the Releasees; and (d) Claims arising under any other applicable law, regulation, rule, policy, practice, promise, understanding, or legal or equitable theory whatsoever; provided, however, that Executive does not release (A) any claims that arise after the Effective Date; (B) any claims for breach of this Agreement or to enforce the terms of this Agreement; or (C) any claims that cannot be waived or released as a matter of law. Executive specifically intends the release of Claims in this Paragraph 7 to be the broadest possible release permitted by law.

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8.            Executive represents and warrants that Executive has never commenced or filed, or caused to be commenced or filed, any lawsuit or arbitration against any of the Releasees. Except as otherwise provided in Paragraph 7 of this Agreement, Executive further agrees not to directly or indirectly commence, file, or in any way pursue, or cause or assist any person or entity to commence, file, or pursue, any Claim, lawsuit, or arbitration against any of the Releasees in the future. For avoidance of doubt, nothing in this Agreement, any other agreement between Executive and the Company, or any Company policy shall prevent Executive from filing a charge with the Equal Employment Opportunity Commission (the “EEOC”) or any other government agency or participating in any EEOC or other agency investigation; provided, that Executive may not receive any monetary relief from any of the Releasees as a consequence of any charge filed with the EEOC and/or any litigation arising out of an EEOC charge; and provided, further, that nothing herein shall restrict Executive’s right to receive an award for information provided to the U.S. Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

9.            Consistent with Paragraph 13 of the Employment Agreement, this Agreement shall be interpreted strictly in accordance with its terms, to the maximum extent permissible under governing law, and shall not be construed against or in favor of any Party, regardless of which Party drafted this Agreement or any provision hereof. If any provision of this Agreement (or any of the Surviving Provisions) is determined to be unenforceable as a matter of governing law, an arbitrator or reviewing court of appropriate jurisdiction shall have the authority to “blue pencil” or otherwise modify such provision so as to render it enforceable while maintaining the Parties’ original intent to the maximum extent possible. Each provision of this Agreement is severable from the other provisions hereof, and if one or more provisions hereof are declared invalid, the remaining provisions shall nevertheless remain in full force and effect. For purposes of this Agreement, the connectives “and,” “or,” and “and/or” shall be construed either disjunctively or conjunctively as necessary to bring within the scope of a sentence or clause all subject matter that might otherwise be construed to be outside of its scope.

10.          Consistent with Paragraph 5(h)(iv) of the Employment Agreement, Executive agrees to cooperate with the Company with respect to reasonable requests by the Company in connection with (a) responding to the Company’s requests for knowledge or information within Executive’s possession relating to Executive’s employment by the Company following the Separation Date, and (b) any investigation or review by any federal, state, foreign, or local regulatory or other authority, and in the defense or prosecution of any demand, claim, or action, that is now in existence or may be brought in the future against or on behalf of any of the Releasees relating to events, occurrences, or omissions that may have occurred (or failed to have occurred) while Executive was employed by the Company and which relate to Executive’s employment or about which Executive has personal knowledge. Executive’s cooperation in connection with any such investigation, demand, claim, or action shall include, but not be limited to, being reasonably available as may be reasonably requested by the Company to (i) meet with the Releasees and their counsel in connection with discovery or pre-trial issues, and (ii) testify on behalf of the Company in connection with any such action or proceeding in connection with any such proceeding. In the event that the Company requests Executive’s cooperation under this Paragraph, such assistance shall be provided in a time and manner that is reasonably convenient to all Parties (except as may be required by subpoena, Court order, or similar compulsory legal process). The Company will reimburse Employee for all reasonable expenses actually incurred in connection with her provision of testimony or assistance, including attorneys’ fees.

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11.          Consistent with Paragraph 5 of the Employment Agreement, Executive represents, warrants and agrees that she has not breached, and will not breach, (i) any of her covenants under this Agreement, or (ii) any of her other obligations as an employee of the Company including, without limitation, those under Paragraph 5(a)-(g) of the Employment Agreement (the “Surviving Provisions”) Executive’s obligations thereunder are summarized as follows:

(a)	Confidentiality. As more fully set forth in Paragraph 5(a)-(c) of the Employment Agreement, while employed by Company and thereafter, Executive shall not disclose any Confidential Information (as defined in the Employment Agreement) either directly or indirectly, to anyone (other than appropriate Company employees and advisors), or use such information for her own account, or for the account of any other person or entity, except as required by law or in the performance of her job duties and responsibilities. This confidentiality covenant has no temporal or geographical restriction. For purposes of this Agreement, “Confidential Information” shall have the meaning set forth in the Employment. Executive shall promptly supply to Company all property of the Company and any other tangible product or document relating to business of the Company that has been produced by, received by or otherwise submitted to Executive during or prior to her term of employment, and shall not retain any copies thereof. As set forth in paragraph 5(c) of the Employment Agreement, Executive agrees to indemnify and hold the Company harmless for any loss, claim or damages, including attorney’s fees or costs, arising out of or related to the unauthorized disclosure or use of the Confidential Information by Executive.

(b)	Non-Competition. As more fully set forth in Paragraph 5(d) of the Employment Agreement, Executive acknowledges that her services are of special, unique and extraordinary value to Company. Accordingly, the Executive shall not at any time prior to May 27, 2019 become an employee, consultant, officer, partner or director or provide services in any fashion to any Competitor (as defined in the Employment Agreement) of Company within the Restricted Area (as defined in the Employment Agreement).

(c)	Non-Solicitation. As more fully set forth in Paragraph 5(e) of the Employment Agreement, Executive shall not, at any time prior to May 27, 2019, whether on Executive’s own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly, (i) solicit or encourage any employee of Company or its Affiliates (as defined in the Employment Agreement) to leave the employment of Company or its Affiliates or (ii), without permission of Company, knowingly hire a former employee of Company or its Affiliates (as defined in the Employment Agreement).

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(d)	Non-Disparagement. As more fully set forth in Paragraph 5(f) of the Employment Agreement, while employed by Company and at any time after the Separation Date, Executive agrees not to make any untruthful or disparaging statements, written or oral, about Company, its affiliates, their predecessors or successors or any of their past and present officers, directors, stockholders, partners, members, agents and employees or Company’s business practices, operations or personnel policies and practices to any of Company’s customers, clients, competitors, suppliers, investors, directors, consultants, employees, former employees, or the press or other media in any country. The Company likewise agrees that it shall instruct its senior personnel, including its officers and executives, not to make any untruthful or disparaging statements, written or oral, about Executive, Executive’s performance with the Company, or Executive’s business reputation.

(e)	For the avoidance of doubt, the Parties acknowledge and agree that a person or entity, other than Fred’s Inc., shall not be deemed a “Competitor” or an “Affiliate” of the Company, as such terms are used in this Agreement and in the Surviving Provisions, as a result of their common control or management by, or due to an investment in or ownership by, in whole or part, Alden Global Capital LLC, or any of its subsidiaries, divisions, affiliates, holding companies, or otherwise, whether directly or indirectly. In accordance with Paragraph 4(g) of the Employment Agreement, Executive understands and agrees that her obligations under the Surviving Provisions survive her termination from the Company.

Notwithstanding the foregoing, in accordance with the Defend Trade Secrets Act, 18 U.S.C. § 1833(b), and other applicable law, nothing in this Agreement or any other agreement or policy of the Company shall prevent Executive from, or expose Executive to criminal or civil liability under federal or state trade secrets law for, (i) directly or indirectly sharing any Company trade secrets or other Confidential Information (except information protected by the Company’s attorney-client or work product privilege) with an attorney or with any federal, state, or local government agencies, regulators, or officials, for the purpose of investigating or reporting a suspected violation of law, whether in response to a subpoena or otherwise, without notice to the Company; or (ii) disclosing the Company’s trade secrets in a filing in connection with a legal claim, provided that the filing is made under seal. Furthermore, Executive shall be permitted to (A) share information about this Agreement with Executive’s spouse, attorney, accountant, or financial advisor, so long as Executive ensures that such parties maintain the strict confidentiality of this Agreement; (B) share information regarding Executive compensation with other persons or entities; and (C) apprise any future employer or other person or entity to which Executive provides services of Executive’s continuing obligations to the Company under this Agreement and/or the Employment Agreement.

12.          This Agreement and the Surviving Provisions set forth the entire agreement between the Parties hereto, fully supersedes any and all prior agreements or understandings between the Parties, and can be modified only in a written agreement signed by Executive, on the one hand, and an officer of the Company, on the other hand. Executive specifically acknowledges and agrees that notwithstanding any discussions or negotiations Executive may have had with the Company prior to the execution of this Agreement, Executive is not relying on any promises or assurances other than those explicitly contained in this Agreement. In accordance with Paragraph 7 of the Employment Agreement, this Agreement shall be deemed to have been made in Memphis, Tennessee, and shall be interpreted, construed, and enforced pursuant to the laws of the State of Tennessee, without giving effect to Tennessee’s conflict or choice of law principles.

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13.          Executive represents and warrants that she is not aware of any facts or circumstances that Executive knows or believes to be either (a) a past or current violation of the Company’s or any of its affiliates’ rules and/or policies, or (b) a past or current violation of any laws, rules, and/or regulations applicable to the Company or any of its affiliates. This Agreement shall not in any way be construed as an admission by any of the Releasees of any liability or of any wrongful acts whatsoever against Executive or any other person.

14.          Executive agrees that her breach or threatened breach of Paragraphs 7, 8, 10, 11, or 16 of this Agreement or the Surviving Provisions would result in irreparable and continuing harm to the Releasees for which there is no adequate remedy at law. Thus, in addition to the Releasees’ right to arbitrate disputes hereunder, the Releasees shall be entitled to obtain emergency equitable relief, including a temporary restraining order and/or preliminary injunction, in aid of arbitration, from any state or federal court of competent jurisdiction, without first posting a bond, to restrain any such breach or threatened breach. Upon the issuance (or denial) of an injunction, the underlying merits of any dispute will be resolved in accordance with the arbitration provisions of Paragraph 16 of this Agreement.

15.          (a)         Except as provided in Paragraph 14 of this Agreement, the Parties irrevocably and unconditionally agree that any past, present, or future dispute, controversy, or claim arising under or relating to this Agreement; arising in connection with Executive’s employment or affiliation or the termination thereof; or otherwise arising between Executive and any of the Releasees, involving Executive, on the one hand, and any of the Releasees, on the other hand, including both claims brought by Executive and claims brought against Executive, shall be submitted for resolution to binding arbitration as provided herein; provided, that nothing herein shall require arbitration of a claim or charge which, by law, cannot be the subject of a compulsory arbitration agreement. Any such arbitration shall be administered by the American Arbitration Association (“AAA”); shall be conducted in accordance with AAA’s Employment Arbitration Rules and Procedures, as modified herein; and shall be conducted by a single arbitrator, who shall be a partner at an “AmLaw 200” law firm based in New York, New York. Such arbitration will be conducted in a mutually agreeable location, and the arbitrator will apply Tennessee law, including federal statutory law as applied in Tennessee courts. Except as set forth in Paragraph 14, above, the arbitrator, and not any federal or state court, shall have exclusive authority to resolve any dispute relating to the interpretation, applicability, enforceability, and/or formation of this Agreement, including any dispute as to whether (i) a particular claim is subject to arbitration hereunder, and/or (ii) any part of this Paragraph 16 is void or voidable. The arbitral award shall be in writing, shall state the reasons for the award, and shall be final and binding on the parties. Executive shall treat the arbitration as strictly confidential, and Executive shall not disclose the existence or nature of any claim, defense, or argument; any documents, correspondence, pleadings, briefing, exhibits, arguments, testimony, evidence, or information exchanged or presented in connection with any claim, defense, or argument; or any rulings, decisions, or results of any claim, defense, or argument (collectively, “Arbitration Materials”) to any third party, with the sole exception of Executive’s legal counsel, who Executive shall ensure complies with these confidentiality terms. Nothing contained herein shall prevent a party from seeking to enforce a judgment awarded in arbitration in an applicable court of law. The arbitrator shall only have authority to award relief measured by the prevailing party’s out of pocket losses, except to the extent such relief is explicitly available under a statute, ordinance, or regulation pursuant to which a successful claim is brought or otherwise provided for in this Agreement. In agreeing to arbitrate her claims hereunder, Executive hereby recognizes and agrees that she is waiving her right to a trial in court and/or by a jury. The Party who does not prevail in arbitration, agrees to pay the costs of arbitration, provided, however, that, the Party is not required to pay the attorney’s fees of the prevailing party, except as provided in Paragraph 11(a) of this Agreement.

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16.          In the event of any court proceeding to challenge or enforce an arbitrator’s award, the Parties hereby consent to the exclusive jurisdiction of the state and federal courts sitting in Tennessee; agree to exclusive venue in that jurisdiction; and waive any claim that such jurisdiction is an inconvenient or inappropriate forum. The Parties agree to take all steps necessary to protect the confidentiality of the Arbitration Materials in connection with any court proceeding, agree to use their reasonable best efforts to file any court proceeding permitted herein and all Confidential Information (and all documents containing Confidential Information) under seal, and agree to the entry of an appropriate protective order encompassing the confidentiality terms of this Agreement.

17.	(a)	In accordance with the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq., Executive understands that she has twenty-one (21) days to consider this Agreement, execute it, and return it via email or overnight courier (via FedEX or UPS) to Esther Lander, Akin Gump Strauss Hauer & Feld, LLC, 1333 New Hampshire Ave, NW, Washington DC, 20036, elander@akingump.com. To the extent that Executive executes this Agreement prior to the end of the twenty-one (21) day period, Executive hereby knowingly and voluntarily waives the remainder of this twenty-one (21) day period. If Executive fails to execute and return this Agreement within the twenty-one (21) day period in the manner provided above, then this Agreement will be null and void and of no force or effect.

(b)	Executive acknowledges that if she timely executes this Agreement, she will have seven (7) days from the date she executes this Agreement to revoke this Agreement by providing written notice of such revocation by email or overnight courier (via FedEx or UPS) to Esther Lander, Akin Gump Strauss Hauer & Feld, LLC, 1333 New Hampshire Ave, NW, Washington DC, 20036, elander@akingump.com. If Executive revokes this Agreement within seven (7) days from the date she executes it as provided herein, then this Agreement will be null and void and of no force or effect. If Executive does not revoke this Agreement within seven (7) days from the date she timely executes this Agreement in the manner provided above, then this Agreement will become fully binding, effective, irrevocable, and enforceable on the eighth (8th) calendar day after Executive executes it (the “Effective Date”).

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18.          By signing below, Executive expressly acknowledges, represents, and warrants that Executive has carefully read this Agreement; that Executive fully understands the terms, conditions, and significance of this Agreement and its final and binding effect; that no other promises or representations were made to Executive other than those set forth in this Agreement; that Executive is fully competent to manage Executive’s business affairs; that Executive understands that this Agreement contains a waiver and release of all known or unknown claims; that the Company has advised Executive to consult with an attorney concerning this Agreement; that Executive has executed this Agreement voluntarily, knowingly, and with an intent to be bound by this Agreement; and that Executive has full power and authority to release Executive’s Claims as set forth herein and has not assigned any such claims to any other individual or entity.

19.          This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together will constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date indicated below.

FRED’S, INC.

By:	/s/ Joe Anto	May 3, 2018
	Joe Anto	Date
Authorized Signatory

ExecutivE

/s/ Mary Louise Gardner		May 3, 2018
Mary Louise Gardner		Date

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[TO BE EXECUTED NO EARLIER THAN MAY 27, 2018

AND NO LATER THAN JUNE 17, 2018]

EXHIBIT A

POST-EMPLOYMENT RELEASE

In exchange for the payments and other consideration provided to Mary Louise Gardner (“Executive”) under the Separation Agreement and General Release between Executive and Fred, Inc. (the “Company”) and its affiliates (the “Separation Agreement”), to which this Post-Employment Release is an Exhibit, and as a precondition to Executive’s receipt of the payments and other consideration set forth in Paragraph 5 thereof, Executive hereby agrees as follows. All capitalized terms utilized but not defined herein shall have the same meanings ascribed to them in the Separation Agreement:

1.            Upon the Post-Employment Release Effective Date, as defined below, and consistent with Paragraph 4(e)(iii) of the Employment Agreement, Executive, on behalf of herself and for any person or entity who may claim by or through her, irrevocably and unconditionally releases, waives, and forever discharges Company, and its current, former, or future affiliates, or any of their respective current, former, or future subsidiaries, parents, related companies, controlling shareholders, or divisions, and their and Alden Global Capital LLC’s respective officers, directors, attorneys, agents, and present and past employees (“Releasees”) from any and all claims or causes of action that Executive had, has, or may have relating to Executive’s employment with Company and/or termination therefrom up to and including the date of this Agreement, including but not limited to any claims under Title VII of the Civil Rights Act of 1964, as amended, the Tennessee Human Rights Act, the Age Discrimination in Employment Act (“ADEA”), and claims under any other federal, state, or local statute, regulation, or ordinance, including wrongful or retaliatory discharge.

2.            For avoidance of doubt, the foregoing Release does not include any claims that cannot be released or waived by law, nor does it prohibit Executive or any of the other Releasors from filing a charge or complaint with or participating in an investigation or proceeding conducted by any Government Agencies (including but not limited to the Equal Employment Opportunity Commission); provided, however, that Executive and the other Releasors are releasing and waiving the right to seek or accept any compensatory damages, back pay, front pay, or reinstatement remedies for Executive or the other Releasors personally with respect to any and all Claims released in this Post-Employment Release; and provided, further, that nothing herein shall restrict Executive’s right to receive an award for information provided to the U.S. Securities and Exchange Commission pursuant to Section 21F of the Securities Exchange Act of 1934.

3.            Executive acknowledges that by Executive executing this Post-Employment Release, Executive and the other Releasors are waiving and releasing any and all legal rights and claims they may have under the ADEA and all other federal, state and local laws regarding age discrimination, whether those claims are currently known to Executive or hereafter discovered. However, nothing in the foregoing is intended to limit or restrict Executive’s right to challenge the validity of this Post-Employment Release as to claims and rights asserted under the ADEA or Executive’s right to enforce the Separation Agreement. Executive further agrees that in the event she or any of the other Releasors brings any ADEA Claims against any of the Releasees, or in the event they seek to recover monetary or other compensation against any of the Releasees through any ADEA Claim brought by a governmental agency on their behalves, this Post-Employment Release shall serve as a complete defense to such Claims.

Exhibit A-1

4.            In accordance with the Age Discrimination in Employment Act (“ADEA”) and the Older Workers Benefit Protection Act, 29 U.S.C. § 621 et seq., Executive understands that she shall have twenty-one (21) days to consider this Agreement, execute it, and return it via email, facsimile, or overnight courier (via FedEX or UPS) to Esther Lander, Akin Gump Strauss Hauer & Feld, LLC, 1333 New Hampshire Ave, NW, Washington DC, 20036, elander@akingump.com. To the extent that Executive executes this Release prior to the end of the twenty-one (21) day period, Executive hereby knowingly and voluntarily waives the remainder of this twenty-one (21) day period. If Executive fails to execute and return this Agreement within the twenty-one (21) day period in the manner provided above, then this Agreement will be null and void and of no force or effect.

5.            If Executive does not revoke this Post-Employment Release within seven (7) days from the date she executes it, this Post-Employment Release will become fully binding, effective, and enforceable on the eighth (8th) calendar day after the day she executes it (the “Post Employment Release Effective Date”). For avoidance of doubt, should Executive fail to timely execute this Post-Employment Release, or should she timely revoke this Post-Employment Release after signing it, (A) she shall receive the payments and benefits set forth in Paragraph 4 of the Separation Agreement, (B) the Company’s and Company Affiliates’ obligations under Paragraph 5 of the Separation Agreement shall be null and void and of no force or effect, and (C) the remainder of the Separation Agreement shall remain binding, enforceable, and irrevocable.

6.            By signing below, Executive acknowledges and agrees that she (i) has carefully read and fully understands all of the provisions of the Separation Agreement (including this Post-Employment Release); (ii) knowingly and voluntarily agrees to all of the terms set forth in the Separation Agreement (including this Post-Employment Release); (iii) knowingly and voluntarily agrees to be legally bound by the Separation Agreement (including this Post-Employment Release); (iv) has been advised to consult with an attorney prior to signing this Separation Agreement (including this Post-Employment Release); (v) has full power to release her and the other Releasors’ Claims as set forth herein; and (vi) has not assigned any such Claims to any individual or to any corporation, partnership or any other entity or organization.

7.            This Exhibit A shall be part of the Separation Agreement and, once executed, may be enforced in accordance with the terms of the Separation Agreement. Executive understands that once the Separation Agreement becomes effective, it will remain effective and irrevocable regardless of whether this Post-Employment Release is timely executed (or, if it is executed, regardless of whether it is timely revoked); provided, that if Executive does not timely execute the Post-Employment Release (or if Executive timely revokes the Post-Employment Release after signing it) she will not receive the consideration set forth in Paragraph 5 of the Separation Agreement. For avoidance of doubt, Executive further understands that if she and/or the Company fail to timely execute the Separation Agreement, then the Separation Agreement (including this Post-Employment Release) will be null and void.

Exhibit A-2

8.            PDF, facsimile, and other true and correct copies of this Post-Employment Release shall have the same force and effect as an original hereof.

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Exhibit A-3

To confirm Executive’s understanding of, and agreement to, the terms of this Post-Employment Release, and to execute it, she has signed and dated it below.

Mary Louise Gardner	Date:

Exhibit A-4